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                                   PACIFICORP
                            (AN OREGON CORPORATION)

                                       TO

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK
                            (A NEW YORK CORPORATION)

                        WHICH HEREIN RESIGNS AS TRUSTEE

                                      AND

                                 CHEMICAL BANK
                            (A NEW YORK CORPORATION)

                      HEREIN BECOMING SUCCESSOR TRUSTEE TO
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                AS TRUSTEE UNDER PACIFICORP'S
                                  MORTGAGE AND DEED OF TRUST,
                                  DATED AS OF JANUARY 9, 1989

                             ---------------------

                          TENTH SUPPLEMENTAL INDENTURE
                           DATED AS OF AUGUST 1, 1994

                             ---------------------

      THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

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
                          TENTH SUPPLEMENTAL INDENTURE

    THIS INDENTURE, dated as of the 1st day of August, 1994, made and entered into by and among (a) PACIFICORP, a corporation of the State of Oregon, whose address is 700 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the "Company"), (b) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, whose address is 60 Wall Street, New York, New York 10260 (the "Resigning Trustee"), and (c) CHEMICAL BANK, a New York corporation whose address is 450 West 33rd Street, New York, New York 10001 (the "Successor Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the "Mortgage"), is executed and delivered by PacifiCorp in accordance with the provisions of the Mortgage, this indenture (hereinafter called the "Tenth Supplemental Indenture") being supplemental thereto.

    WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Tenth Supplemental Indenture is to be recorded; and

    WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

    WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

    WHEREAS,  the   Company  has   executed,  delivered,   recorded  and   filed
Supplemental Indentures as follows:

                    DATED AS OF
             -------------------------
First        March 31, 1989
Second       December 29, 1989
Third        March 31, 1991
Fourth       December 31, 1991
Fifth        March 15, 1992
Sixth        July 31, 1992
Seventh      March 15, 1993
Eighth       November 1, 1993;
Ninth        June 1, 1994;

and

    WHEREAS,   the  Company  has  heretofore  issued,  in  accordance  with  the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds, of the series and in the principal amounts as follows:

                                                         AGGREGATE          AGGREGATE
                                                     PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                       SERIES            DUE DATE         ISSUED           OUTSTANDING
              ------------------------  -----------  -----------------  -----------------
First         --10.45%                      1/9/90     $         500,000                  0
Second        --Medium-Term Notes,          various          250,000,000  $     240,000,000
                 Series A
Third         --Medium-Term Notes,          various          200,000,000        175,000,000
                 Series B
Fourth        --Medium-Term Notes,          various          300,000,000        289,428,781
                 Series C
Fifth         --Medium-Term Notes,          various          250,000,000        250,000,000
                 Series D
Sixth         --C-U                         various          250,432,000        236,471,000
Seventh       --Medium-Term Notes,          various          500,000,000        500,000,000
                 Series E
Eighth        --6 3/4%                     4/1/2005          150,000,000        150,000,000
Ninth         --Medium-Term Notes,          various          480,000,000        480,000,000
                 Series F
Tenth         --E-L                         various           71,200,000         71,200,000
Eleventh      --Medium-Term Notes,          various                    0                  0;
                 Series G

and

    WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

    WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

    WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

    WHEREAS, the execution and delivery by the Company of this Tenth Supplemental Indenture, and the terms of the bonds of the Twelfth series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section
1.06 of the Mortgage), unto Chemical Bank, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including the properties described in Articles V and VI hereof, and including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

    TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

    IT  IS  HEREBY AGREED  by the  Company  that, subject  to the  provisions of
Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby.

    PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system;
(7) the Company's franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; (9) all properties that PacifiCorp, a Maine corporation, and/or Utah Power & Light Company, a Utah corporation, had contracted to dispose of and that had been released from the liens of the Pacific Mortgage and the Utah Mortgage, respectively, prior to January 9, 1989, but title to which properties had not passed to the grantee(s) thereof as of said date; and (10) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in
Article XV of the Mortgage by reason of the occurrence of a Default;

    AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, is now or hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that is now or may in accordance with the Mortgage hereafter become designated as a Class "A" Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class "A" Mortgage;

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto Chemical Bank, as Trustee, and its successors and assigns forever;

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Tenth Supplemental Indenture being supplemental to the Mortgage.

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

    The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

                                   ARTICLE I

             REGARDING THE RESIGNATION OF THE RESIGNING TRUSTEE AND
                        APPOINTMENT OF SUCCESSOR TRUSTEE

    SECTION 1.01. Morgan Guaranty Trust Company of New York hereby gives written notice to the Company that it hereby resigns as Trustee under the Mortgage, such resignation to take effect as of September 1, 1994.

    SECTION 1.02. Pursuant to Section 19.15 of the Mortgage, and by order of its Board of Directors, the Company hereby accepts the foregoing resignation and appoints Chemical Bank as Successor Trustee under the Mortgage, effective as of September 1, 1994. By execution hereof Chemical Bank hereby acknowledges its acceptance of its appointment by the Company as Successor Trustee under the Mortgage.

    SECTION 1.03. The Resigning Trustee hereby conveys, assigns and transfers to the Successor Trustee, and its successors and assigns, upon the trusts expressed in the Mortgage (as amended hereby), all rights, title, powers and trusts of the Resigning Trustee under and pursuant to the Mortgage and all property and money held by the Resigning Trustee under the Mortgage. The Resigning Trustee and the Company agree, upon request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurances and to do such other things as may reasonably be required for more fully and certainly vesting in and confirming to the Successor Trustee such rights, title, powers and trusts.

                                   ARTICLE II

                            TWELFTH SERIES OF BONDS

    SECTION 2.01. There shall be a series of bonds designated "Series 1994-1 Bonds" (herein sometimes referred to as the Twelfth Series), each of which shall also bear the descriptive title "First Mortgage and Collateral Trust Bond," and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

   (I) Bonds of the Twelfth Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denomination of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

  (II) Bonds of the Twelfth Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Twelfth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

  (III) The principal of and interest on each bond of the Twelfth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with a Resolution filed with the Trustee.

  (IV)  Each   bond  of   the  Twelfth  Series   may  be   redeemable  prior  to
maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

  (V) Each bond of the Twelfth Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

   (VI) Each bond of the Twelfth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

  (VII) At the option of the registered owner, any bonds of the Twelfth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

  (VIII) Bonds of the Twelfth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Twelfth Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Twelfth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in
Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twelfth Series.

  (IX) After the execution and delivery of this Tenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Tenth Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Twelfth Series in an aggregate principal amount not to exceed Two Hundred Twenty-Five Million Dollars ($225,000,000). Bonds of the Twelfth Series shall be issued pro rata on the basis of Class "A" Bonds of the Fifty-eighth Series, designated "First Mortgage Bond Series 1994-1," issued under each of the Utah

Mortgage and the Pacific Mortgage and delivered to the Trustee. The claim of the registered owner of any such Class "A" Bond shall be limited to the principal amount of the bonds of the Twelfth Series issued and Outstanding on the basis of such Class "A" Bond.

  (X) Upon receipt by the Trustee from time to time of a written request or requests (stating that the Trustee holds an aggregate principal amount of Class "A" Bonds of the Fifty-eighth Series, designated "First Mortgage Bond Series 1994-1," issued under the Utah Mortgage and the Pacific Mortgage which exceeds the principal amount of bonds of the Twelfth Series then Outstanding and stating the amount of such excess and the principal amount of any such Class "A" Bonds to be cancelled) executed by an Authorized Executive Officer of the Company, the Trustee shall return to the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, for cancellation, a principal amount of Class "A" Bonds issued in the name of and held by the Trustee with respect to bonds of the Twelfth Series not to exceed the excess of the principal amount of such Class "A" Bonds then so held over the principal amount of bonds of the Twelfth Series then Outstanding. Upon cancellation of any such principal amount of Class "A" Bonds, the Trustee shall receive from the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, a Class "A" Bond in the principal amount not so cancelled.

                                  ARTICLE III

THE COMPANY RESERVES THE RIGHT TO AMEND PROVISIONS REGARDING PROPERTIES EXCEPTED
                             FROM LIEN OF MORTGAGE

    SECTION 3.01. The Company reserves the right, without any consent or other action by holders of bonds of the Eighth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Twelfth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

        "(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended."

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

    SECTION 4.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Twelfth Series or any subsequent series shall be determined only under the laws of the State of New York.

    SECTION 4.02. The terms defined in the Mortgage shall, for all purposes of this Tenth Supplemental Indenture, have the meanings specified in the Mortgage.

    SECTION 4.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Tenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in
Article XIX of the Mortgage shall apply to and form part of this Tenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Tenth Supplemental Indenture.

    SECTION 4.04. Whenever in this Tenth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 4.05. Nothing in this Tenth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Tenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

    SECTION 4.06. This Tenth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE V

                        SPECIFIC DESCRIPTION OF PROPERTY
                        (Added to Pacific Power System)

    The following described properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Pacific Power Division of the Company's electric utility systems, or for other purposes, as hereinafter indicated, respectively:

                              H--OFFICE BUILDINGS

    The following office and service center of the Company in the State of Washington including the following described real property:

H-48--YAKIMA OFFICE AND SERVICE CENTER

    In YAKIMA County, State of WASHINGTON

        H-48 ITEM: That part of the East 1/2 of the Southeast 1/4 of Section 17, Township 13 North, Range 19 East, W.M., lying northerly of the Northerly right-of-way line of the Burlington Northern, Inc. Railroad (now W.C.R.C.) right-of-way as conveyed by deed recorded in Volume 83 of Deeds, page 552;

        EXCEPTING THEREFROM the following:

        1) That portion thereof conveyed to Union Gap Irrigation District by deed dated April 6, 1916, and recorded in Volume 165 of Deeds, page 285, under Auditor's File No. 90399, described as all of the Northeast 1/4 of the Southeast 1/4 of said Section 17 lying North of a line 25 feet South of and parallel with the centerline of the Union Gap Ditch;

        2)  That portion thereof lying Westerly of the following described line:
        Commencing at a point on the South line of the tract of land conveyed to Union Gap Irrigation District by deed recorded in Volume 165 of Deeds, page 285, under Auditor's File No. 90399, which point is 23.8 feet South and 59 feet North 89 DEG. 55' East of the Northwest corner of said subdivision; thence North 89 DEG. 55' East along the South line of said Union Gap Irrigation District property 653.11 feet to the point of beginning of said described line; thence South 00 DEG. 05' East to the Northeasterly right-of-way line of said Burlington Northern, Inc. Railroad right-of-way and the terminus of said described line;

        3) That portion thereof lying Easterly of the following described  line:
        Beginning at the point of intersection of the Northeasterly right-of-way line of said Burlington Northern, Inc. Railroad right-of-way, with the West line of the East 30.00 feet of the Southeast 1/4 of said Section 17; thence North 00 DEG. 32' 30" West parallel with the East line of said Section 1146.28 feet to the P.C. of a curve to the left; thence along the arc of a curve to the left having a radius of 925.00 feet, through a central angle of 30 DEG. 00';

        thence North 30 DEG. 32' 30" West to the North line of the Southeast 1/4 of said Section 17 and the terminus of said described line (Parcel No. 191317-41001/Levy Code 385).

                                   ARTICLE VI

                        SPECIFIC DESCRIPTION OF PROPERTY
                          (Added to Utah Power System)

    The following described properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Utah Power Division of the Company's electric utility systems, or for other purposes, as hereinafter indicated, respectively:

SAND CREEK 46 KV SUBSTATION--PARCEL NUMBER: I8B00038

    Lands in BONNEVILLE County, State of IDAHO

        A portion of the SE 1/4 SE 1/4, Section 10, Township 2 North, Range 38 East, of the Boise Meridian, described as beginning at a point 240 feet North and 48 feet West, more or less, from the Southeast Corner of said
        Section 10; thence North 250 feet along a boundary line; thence West 150 feet; thence South 250 feet; thence East 150 feet to the point of beginning.

        TOGETHER WITH an Easement and Right-of-Way described as beginning at a point 240 feet North and 198 feet West, more or less, from the Southeast corner of said Section 10; thence North 27 feet; thence West 300 feet to the East boundary line of Richard Avenue; thence South 27 feet along said East boundary line; thence East 300 feet to the point of beginning.

TOOELE-DUGWAY 46 KV REGULATOR SITE--PARCEL NUMBER: UT00028

    Lands in TOOELE County, State of UTAH

        Beginning at a point on an existing right-of-way fence, said point being North 89 DEG. 22' 38" East along Section line 820.24 feet and South 2417.15 feet from the Northwest corner of Section 18, Township 5 South, Range 5 West, Salt Lake Base and Meridian;

        and running thence South 6 DEG. 20' 58" East along said right-of-way fence 100.00 feet; thence South 83 DEG. 39' 02" West 100.00 feet; thence North 6 DEG. 20' 58" West 100.00 feet; thence North 83 DEG. 39' 02" East
        100.00 feet to the point of beginning.

NEW HARMONY 46 KV SUBSTATION--PARCEL NUMBER: UI00045

    Lands in IRON County, State of UTAH

        A tract of land situate in the S 1/2 of the SE 1/4 of Section 17, Township 38 South, Range 12 West, Salt Lake Meridian, described as beginning South 89 DEG. 43' 36" East 1090.73 feet along the section line and NORTH 964.94 feet from the south one quarter corner of said Section 17; thence North 65 DEG. 08' 25" East 54.12 feet, North 11 DEG. 15' 29" West 65.05 feet, North 71 DEG. 44' 47" West 69.92 feet, North 38 DEG. 23' 55" East 143.93 feet, and North 46 DEG. 23' 39" East 203.42 feet along the easterly top of bank of an existing wash, thence NORTH 86.36 feet, more or less, to a north boundary fence; thence EASTERLY 422.24 feet, more or less, along said fence to the easterly boundary line, said easterly boundary line also being the westerly right of way line of Interstate 15, thence Southwesterly along said right of way line and the arc of a 1818.08 foot radius curve to the right 233.59 feet (chord bears South 21 DEG. 39' 47" West 233.43 feet), South 25 DEG. 19' 40" West
        203.82 feet, and southwesterly along the arc of a 1238.28 foot radius curve to the right 58.3706 feet (chord bears South 23 DEG. 58' 33" West
        58.3652 feet), thence North 89 DEG. 43' 36" West, 431.85 feet to the point of beginning.

COTTONWOOD DISTRICT GARAGE--PARCEL NUMBER: US01016

    Lands in SALT LAKE County, State of UTAH

        Beginning at a point which is North 579.21 feet and West 279.96 feet from the Southeast corner of Section 26, Township 2 South, Range 1 West, SLB&M; and running thence North 89 DEG. 53' 21" West 174.00 feet; thence North 00 DEG. 21' 20" West 72.00 feet; thence South 89 DEG. 53' 21" East
        174.00 feet; thence South 00 DEG. 21' 20" East 72.00 feet to the point of beginning.

    IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Secretary or one of its Assistant Secretaries for and in its behalf, and Morgan Guaranty Trust Company Of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Assistant Secretaries, and Chemical Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Senior Trust Officers, all as of the day and year first above written.

[SEAL]                               PACIFICORP

                                     By      RICHARD T. O'BRIEN
                                       -------------------------------
                                                Vice President
Attest:

         JOHN M. SCHWEITZER
----------------------------------
       Assistant Secretary

                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK
[SEAL]                                 as Resigning Trustee

                                       By        PETER VITELLIO
                                          -------------------------------
                                                 Vice President
Attest:

         TAMARA FELICETTI
----------------------------------
       Assistant Secretary

                                       CHEMICAL BANK
                                       as Successor Trustee

                                       By          F.J. GRIPPO
                                          -------------------------------
                                                 Vice President
Attest:

              M. KATZ
----------------------------------
        Senior Trust Officer

STATE OF OREGON
COUNTY OF MULTNOMAH      ss.:

    On this 7th day of September, 1994, before me, SHERYL LEE STRATTON, a Notary Public in and for the State of Oregon, personally appeared RICHARD T. O'BRIEN and JOHN M. SCHWEITZER, known to me to be a Vice President and an Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                             SHERYL LEE STRATTON
                                     ----------------------------------
                                     My commission expires: May 25, 1996
[SEAL]                                  Residing at: Portland, Oregon

STATE OF NEW YORK
COUNTY OF NEW YORK       ss.:

    On this 1st day of September, 1994, before me, JOHN MIECHKOWSKI a Notary Public in and for the State of New York, personally appeared PETER VITELLIO and TAMARA FELICETTI, known to me to be a Vice President and Assistant Secretary, respectively, of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                              JOHN MIECHKOWSKI
                                     ----------------------------------
[SEAL]                                Notary Public, State of New York
                                                No. 30-4893319
                                          Qualified in Nassau County
                                      Commission expires: May 18, 1995

STATE OF NEW YORK
COUNTY OF NEW YORK       ss.:

    On this 2nd day of September, 1994, before me, EMILY FAYAN a Notary Public in and for the State of New York, personally appeared F.J. GRIPPO and M. KATZ, known to me to be a Vice President and a Senior Trust Officer, respectively, of CHEMICAL BANK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                 EMILY FAYAN
                                     ----------------------------------
[SEAL]                                Notary Public, State of New York
                                                 No. 24-4737006
                                           Qualified in Kings County
                                     Commission expires December 31, 1995